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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated July 10, 1995, accompanying the financial statements incorporated by reference of Argosy Gaming Company on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statement of Argosy Gaming Company on Form S-8 (File No. 33-76418).


GRANT THORNTON LLP

Reno, Nevada
March 20, 1998